Calculation of Filing Fee Tables
S-8
Rezolute, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.001 par value, to be issued pursuant to Awards to be granted under the 2021 Equity Incentive Plan	457(a)	7,500,000	$ 10.03	$ 75,225,000.00	0.0001381	$ 10,388.57
Total Offering Amounts:						$ 75,225,000.00		$ 10,388.57
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 10,388.57
Offering Note
[1]	1a. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers any additional shares of the Registrant's common stock, par value $0.001 (the "Common Stock") that become issuable under the Registrant's 2021 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock. 1b. Includes Common Stock reserved for future issuance upon exercise of options, grant of restricted stock and restricted stock units (including performance-based restricted stock and stock units), dividend equivalents, and other share-based awards that may be granted under the 2021 Stock Incentive Plan. 1c. Estimated in accordance with Rules 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq Capital Market on November 18, 2025.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A